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                                                                     Exhibit 4.3

         TRUST AGREEMENT, dated as of June 7, 2001, among (i) The Cleveland Electric Illuminating Company, an Ohio corporation (the "Depositor" or "Cleveland Electric"), (ii) The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the "Property Trustee"), (iii) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee"), and (iv) Thomas Navin, an individual, and Randy Scilla, an individual, each of whose address is c/o The Cleveland Electric Illuminating Company, 76 South Main Street, Akron, Ohio 44308, as trustees (each an "Administrative Trustee" and together the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Cleveland Electric Financing Trust I" (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as Exhibit 4.2 to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the Depositor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-2 (the "1933 Act Registration Statement") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under
Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to



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file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, (iv) to execute and deliver letters or documents to, or instruments for filing with a depository relating to the Preferred Securities of the Trust, and (v) to execute on behalf of the Trust an Underwriting Agreement among the Trust, the Depositor and the underwriters named therein, substantially in the form to be included as Exhibit 1(a) of the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws, to be executed on behalf of the Trust by the Trustees, Thomas Navin and Randy Scilla, in their capacities as Administrative Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York and The Bank of New York (Delaware), in their capacities as Property Trustee and Delaware Trustee of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws. In connection with the filings referred to in clauses (i),(ii) or (iii) above, the Depositor and each Trustee, solely in its capacity as Trustee of the Trust and not in its individual capacity, hereby constitutes and appoints John H. Byington, Jr. and Lucas F. Torres, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any of the Trustees may resign upon thirty days prior notice to the Depositor.

         7. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Depositor.

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         8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
                                         as Depositor

                                  By:    /s/ THOMAS C. NAVIN
                                         -------------------
                                         Thomas C. Navin
                                         Treasurer

                                  THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Property Trustee

                                  By:    /s/ TERENCE RAWLINS
                                         -------------------
                                         Terence T. Rawlins
                                         Vice President

                                  THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity but
                                         solely as Delaware Trustee

                                  By:    /s/ MICHAEL SANTINO
                                         -------------------
                                         Michael Santino
                                         Senior Vice President

                                  /s/ THOMAS NAVIN
                                  ----------------
                                  Thomas Navin,
                                         not in his individual capacity but
                                         solely as Administrative Trustee

                                  /s/ RANDY SCILLA
                                  ----------------
                                  Randy Scilla,
                                         not in his individual capacity but
                                         solely as Administrative Trustee

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